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                                                                    EXHIBIT 99.1


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF VISIONEER, INC. FOR THE
            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 23, 1999

    The undersigned stockholder of Visioneer, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated January 19, 1999, and hereby appoints J. Larry Smart, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on February 23, 1999 at 10:00 a.m., local time, at the principal executive offices of the Company, 34800 Campus Drive, Fremont, California 94555 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    1. To approve the proposal to approve and adopt the Agreement and Plan of Merger between ScanSoft, Inc. and the Company, dated as of December 2, 1998, the merger, and the amendment to the Company's certificate of incorporation to increase the authorized common and preferred stock, and to set forth the rights, preferences and privileges of the Series B preferred stock to be issued in the merger, and to approve other transactions contemplated by the merger agreement.

                  [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY
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    This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR Proposal 1.

                                                        Date:

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                                                               Signature

                                                        Date:

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                                                               Signature

                                                        (This proxy should be
                                                        marked, dated, signed by
                                                        the stockholder(s)
                                                        exactly as his or her
                                                        name appears hereon, and
                                                        returned promptly in the
                                                        enclosed envelope.
                                                        Persons signing in a
                                                        fiduciary capacity
                                                        should so indicate. If
                                                        shares are held by joint
                                                        tenants or as community
                                                        property, both should
                                                        sign.)